UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

QTS Realty Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (QTS Realty Trust, Inc.)	46-2809094
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

12851 Foster Street Overland Park, KS	66213
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

6.50% Series B Cumulative Convertible Perpetual Preferred Stock	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-210425

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the preferred stock to be registered hereunder is contained in the section entitled “Description of Our Series B Preferred Stock” in the Registrant’s prospectus supplement dated June 20, 2018, as filed with the U.S. Securities and Exchange Commission on June 22, 2018 under Rule 424(b)(5) and under “Description of Preferred Stock” in the accompanying prospectus, which descriptions are incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description

3.1	Articles of Amendment and Restatement of QTS Realty Trust, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 17, 2013)

3.2

Articles Supplementary designating QTS Realty Trust, Inc.’s 7.125% Series A Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, $0.01 par value per share (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form 8-A filed on March 15, 2018)

3.3*	Articles Supplementary designating QTS Realty Trust, Inc.’s 6.50% Series B Cumulative Convertible Perpetual Preferred Stock, liquidation preference $100.00 per share, $0.01 par value per share

3.4	Second Amended and Restated Bylaws of QTS Realty Trust, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed on May 8, 2017)

4.1*	Form of stock certificate evidencing the 6.50% Series B Cumulative Convertible Perpetual Preferred Stock, liquidation preference $100.00 per share, $0.01 par value per share

*  Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 25, 2018	QTS REALTY TRUST, INC.

	By:	/s/ Shirley E. Goza
Shirley E. Goza
Secretary and General Counsel